Exhibit 10.1

AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

BETWEEN

VARAGON CAPITAL CORPORATION

AND

VCC ADVISORS, LLC

This AMENDED AND RESTATED Investment Advisory Agreement is made this 12th day of June, 2024, by and between Varagon Capital Corporation, a Maryland corporation (the “Corporation”), and VCC Advisors, LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Corporation operates as a closed-end non-diversified management investment company;

WHEREAS, the Corporation has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Adviser is an investment adviser that is registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

WHEREAS, the Corporation and the Adviser are parties to the investment advisory agreement, dated September 6, 2023, by and between the Corporation and the Adviser (the “Prior Agreement”);

WHEREAS, the Corporation and the Adviser desire to amend and restate the Prior Agreement to change the advisory fees payable to the Adviser in the event of a Public Listing (as defined herein) and to more accurately reflect the original intent of the parties with respect to the “three-year look back” relating to the calculation of the Income Incentive Fee (as defined below);

WHEREAS, the Adviser is willing to provide the investment advisory services to the Corporation in the manner and on the terms and conditions hereinafter set forth; and

WHEREAS, the Board and the Corporation’s shareholders have approved this amended and restated investment advisory agreement, dated June 12, 2024 (this “Agreement”), by and between the Corporation and the Adviser in accordance with the requirements of the 1940 Act.

NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Adviser hereby agree as follows:

1.
Duties of the Adviser.

(a)
The Corporation hereby retains the Adviser to act as the investment adviser to the Corporation and to manage the investment and reinvestment of the assets of the Corporation, subject to the supervision of the Corporation’s board of directors (the “Board”), for the period and upon the terms herein set forth, (i) in accordance with then-current investment objective, policies and restrictions that are set forth in the Corporation’s registration statement on Form 10, as amended from time to time (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”), and, to the extent subsequent to the effective date of the Registration Statement, any periodic report filed with the SEC, and in accordance with the investment objective, policies and restrictions set forth in the Corporation’s private placement memorandum, as amended from time, relating to the Corporation’s private offering of its common stock (the “Memorandum”) that reflects a different investment objective, policies and restrictions, whichever is filed or prepared, as the case may be, later; (ii) in accordance with the 1940 Act, the Advisers Act and all other applicable federal and state laws, rules and regulations; and (iii) in accordance with the Corporation’s articles of amendment and restatement (the “Charter”) and amended and restated bylaws (the “Bylaws”), each as amended from time to time. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement, (i) formulate and implement the Corporation’s investment program; (ii) determine the composition of the portfolio of the Corporation, the nature and timing of the changes therein and the manner of implementing such changes; (iii) identify/source, research, evaluate and negotiate the structure of the investments made by the Corporation (including performing due diligence on prospective portfolio companies); (iv) execute, close, service and monitor the Corporation’s investments, including the exercise of any rights in its capacity as a lender; (v) determine the securities and other assets that the Corporation will originate, purchase, retain, or sell and dispose of such securities and other assets, as appropriate; (vi) exercise voting rights in respect of portfolio securities and other investments for the Corporation; and (vii) provide the Corporation (and its subsidiaries) with such other investment advisory, research, and related services as the Corporation may, from time to time, reasonably require for the investment of its funds. Subject to the supervision of the Board, the Adviser shall have the power and authority on behalf of the Corporation to effectuate its investment decisions for the Corporation, including the execution and delivery of all documents relating to the Corporation’s investments and the placing of orders for and the purchase or sale transactions on behalf of the Corporation and its subsidiaries from time to time. In the event that the Corporation determines to acquire debt financing, the Adviser shall arrange for such financing on the Corporation’s behalf, subject to the oversight and approval of the Board. If it is necessary for the Adviser to make investments on behalf of the Corporation through a subsidiary of the Corporation or a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such subsidiary or special purpose vehicle and to make such investments through such special purpose vehicle (in accordance with the 1940 Act).

(b)
The Adviser hereby accepts such engagement and agrees during the term hereof to render the services described herein for the compensation provided herein.

(c)
The Adviser, subject to the prior approval of the Board and, to the extent required, the Members, may from time to time enter into one or more sub-advisory agreements with other investment advisers (each a “Sub-Adviser”) as the Adviser may believe to be particularly fitted to assist it in the performance of this Agreement; provided, however, that the compensation of any Sub-Adviser shall be paid by the Adviser and that the Adviser shall be as fully responsible to the Corporation for the acts and omissions of any Sub-Adviser as it is for its own acts and omissions. Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the 1940 Act and other applicable federal and state law.

(d)
The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Corporation in any way or otherwise be deemed an agent of the Corporation.

(e)
The Adviser shall keep and preserve for the period required by the 1940 Act any books and records relevant to the provision of its investment advisory services to the Corporation and shall specifically maintain all books and records in accordance with Section 31(a) of the 1940 Act, and the rules and regulations promulgated thereunder, with respect to the Corporation’s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request. The Adviser agrees that all records that it maintains for the Corporation are the property of the Corporation and shall surrender promptly to the Corporation any such records upon the Corporation’s request, provided that the Adviser may retain a copy of such records.

2.
Corporation’s Responsibilities and Expenses Payable by the Corporation.

(a)
All investment professionals of the Adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Adviser and not by the Corporation. The Corporation shall bear all other out-of-pocket costs and expenses of its operations and transactions, including, without limitation, those relating to: (i) organization and offering of the common stock; (ii) the Corporation’s fees and expenses related to any Liquidity Event (as defined in the Memorandum) or the wind down and/or liquidation and dissolution of the Corporation; (iii) calculating the Corporation’s net asset value (including the cost and expenses of any independent valuation firm); (iv) fees and expenses payable to third parties, including agents, consultants or other advisers, in connection with monitoring financial and legal affairs for the Corporation and in providing administrative services, monitoring the Corporation’s investments and performing due diligence on the Corporation’s prospective portfolio investments or otherwise relating to, or associated with, evaluating and making investments; (v) fees and expenses incurred in connection with debt, if any, incurred to finance the Corporation’s investments or operations, and payment of interest and repayment of principal on such debt; (vi) fees and expenses related to sales and repurchases of the common stock and other securities; (vii) investment advisory and management fees; (viii) administration fees, if any, payable under the administration agreement (the “Administration Agreement”) between the Corporation and Varagon Capital Partners, L.P. (the “Administrator”); (ix) transfer agent, sub-administrator and custodial fees; (x) expenses relating to the issue, repurchase and transfer of common stock to the extent not borne by the relevant transferring shareholders and/or assignees; (xi) federal and state registration fees; (xii) all costs associated with a Public Listing (as defined in Section 3(a)(i)); (xiii) federal, state and local taxes and other governmental charges assessed against the Corporation; (xiv) independent directors’ fees and expenses and the costs associated with convening a meeting of the Board or any committee thereof; (xv) fees and expenses and the costs associated with convening a meeting of the shareholders or holders of any preferred stock, as well as the compensation of an investor relations professional responsible for the coordination and administration of the foregoing; (xvi) costs of preparing and filing reports or other documents required by the SEC, the Financial Industry Regulatory Authority or other regulators; (xvii) costs of any reports, proxy statements or other notices to shareholders, including printing and mailing costs; (xviii) costs and expenses related to the preparation of the Corporation’s financial statements and tax returns; (xix) the Corporation’s allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums; (xx) direct costs and expenses of administration, including printing, mailing, long distance telephone, and copying; (xxi) independent auditors and outside legal costs, including legal costs associated with any requests for exemptive relief, “no-action” positions or other guidance sought from a regulator, pertaining to the Corporation; (xxii) compensation of other third-party professionals to the extent they are devoted to preparing the Corporation’s financial statements or tax returns or providing similar “back office” financial services to the Corporation; (xxiii) Adviser costs and expenses (excluding travel) in connection with identifying and investigating investment opportunities for the Corporation, monitoring the investments of the Corporation and disposing of any such investments; (xxiv) portfolio risk management costs; (xxv) commissions or brokerage fees or similar charges incurred in connection with the purchase or sale of securities (including merger fees) and other assets; (xxvi) costs and expenses attributable to normal and extraordinary investment banking, commercial banking, accounting, auditing, appraisal, valuation, administrative agent activities, custodial and registration services provided to the Corporation, including in each case services with respect to the proposed purchase or sale of securities by the Corporation that are not reimbursed by the issuer of such securities or others (whether or not such purchase or sale is consummated); (xxvii) costs of amending, restating or modifying the Charter, the Bylaws, the Agreement, the Administration Agreement or related documents of the Corporation or related entities; (xxviii) fees, costs, and expenses incurred in connection with any restructuring, initial public offering or reorganization of the Corporation or related entities, the termination, liquidation or dissolution of the Corporation or related entities, or the required redemption of all or substantially all outstanding common stock (including the fees and expenses associated with any such transaction); (xxix) the expense reimbursements set forth in the Administration Agreement; and (xxx) all other properly and reasonably chargeable expenses incurred by the Corporation or the Administrator in connection with administering the Corporation’s business, including rent and the allocable portion of the cost of the Corporation’s Chief Compliance Officer and Chief Financial Officer and their respective staffs. Notwithstanding the foregoing, the Adviser shall have the right, from time to time in its sole discretion, to waive all or a portion of the costs and expenses due and payable to the Adviser by the Corporation pursuant to this Section 2(a).

(b)
For the avoidance of doubt, the Adviser or its affiliates shall be solely responsible for any placement or “finder’s” fees payable to any placement agents engaged by the Adviser or its affiliates on behalf of the Corporation in connection with the offering of securities by the Corporation.
3.
Compensation of the Adviser.

The Corporation agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (“Base Management Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth. The cost of both the Base Management Fee and the Incentive Fee will ultimately be borne by the Corporation’s common shareholders. The Corporation shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct. The Adviser may agree to temporarily or permanently waive, in whole or in part, the Base Management Fee and/or the Incentive Fee. Certain capitalized terms used in this Section 3 are defined in Section 3(d) below.

(a)
Base Management Fee. The Base Management Fee shall be payable quarterly in arrears and shall be appropriately prorated for any partial quarter, if any. The Base Management Fee shall be calculated as follows:

(i)
Until the earlier of (A) the consummation of an initial public offering of the Corporation’s common stock or (B) the listing of the Corporation’s common stock on a national securities exchange (together, a “Public Listing”), the Base Management Fee shall be calculated at an annual rate of 0.75% of the average of the Corporation’s Adjusted Gross Assets (as defined below) at the end of the two most recently completed fiscal quarters, payable quarterly in arrears and, in the case of the first quarter-end following the Initial Closing (as defined below), at the end of such fiscal quarter-end.

(ii)
Beginning with the first full calendar quarter following a Public Listing, the Base Management Fee shall be calculated at an annual rate of 1.00% of the average of the Corporation’s Adjusted Gross Assets at the end of the two most recently completed fiscal quarters, payable quarterly in arrears and, in the case of the first quarter-end following a Public Listing, at the end of such fiscal quarter-end.

(b)
Incentive Fee. The Incentive Fee shall consist of two parts, as follows:

(i)
The first part (the “Income Incentive Fee”) shall be calculated and payable quarterly in arrears based on the aggregate Pre-Incentive Fee Net Investment Income (as defined below) in respect of the current calendar quarter and the eleven preceding calendar quarters (the “Trailing Twelve Quarters”). Pre-Incentive Fee Net Investment Income in respect of the relevant Trailing Twelve Quarters will be compared to a hurdle amount equal to the product of (i) the “hurdle rate” of 1.75% per quarter (7% annualized) and (ii) the Corporation’s net assets (defined as the total value of the Corporation’s assets minus its total liabilities, before taking into account any Incentive Fees payable during such period) at the end of each applicable fiscal quarter comprising the relevant Trailing Twelve Quarters. Subject to this Section 3(b), the Income Incentive Fee will be based on the amount by which (x) the aggregate Pre-Incentive Fee Net Investment Income in respect of the relevant Trailing Twelve Quarters exceeds (y) the hurdle amount in respect of the relevant Trailing Twelve Quarters, as set forth below. The Income Incentive Fee that will be paid to the Adviser in respect of a particular calendar quarter will equal the excess of the Income Incentive Fee as calculated pursuant to this Section 3(b) less the aggregate Income Incentive Fees that were paid to the Adviser during the relevant Trailing Twelve Quarters.

A.
No Income Incentive Fee in any fiscal quarter in which the Corporation’s aggregate Pre-Incentive Fee Net Investment Income in respect of the relevant Trailing Twelve Quarters does not exceed the hurdle rate of 1.75% in respect of the relevant Trailing Twelve Quarters;

B.
Prior to a Public Listing:

(1)
100% of the excess of the Corporation’s aggregate Pre-Incentive Fee Net Investment Income in respect of the relevant Trailing Twelve Quarters with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the hurdle rate until the Adviser has received a “catch-up” equal to 12.5% of the aggregate Pre-Incentive Fee Net Investment Income in respect of the relevant Trailing Twelve Quarters; and

(2)
12.5% of the Corporation’s remaining aggregate Pre-Incentive Fee Net Investment Income in respect of the relevant Trailing Twelve Quarters, if any, that exceeds the “catch-up”;

C.
Beginning with the first full calendar quarter following a Public Listing:

(1)
100% of the excess of the Corporation’s aggregate Pre-Incentive Fee Net Investment Income in respect of the relevant Trailing Twelve Quarters with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the hurdle rate until the Adviser has received a “catch-up” equal to 17.5% of the aggregate Pre-Incentive Fee Net Investment Income in respect of the relevant Trailing Twelve Quarters; and

(2)
17.5% of the Corporation’s remaining aggregate Pre-Incentive Fee Net Investment Income in respect of the relevant Trailing Twelve Quarters, if any, that exceeds the “catch-up”.

(ii)
The second part of the Incentive Fee (the “Capital Gains Incentive Fee”) shall be determined and payable in arrears as of the end of each fiscal year (or upon termination of this Agreement as set forth below) as follows:

A.
Prior to a Public Listing, the Capital Gains Incentive Fee shall equal 12.5% of the Corporation’s realized capital gains, if any, on a cumulative basis from the date of the Corporation’s election to be regulated as a BDC (“Inception”) through the end of such fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees.

B.
Beginning with the first full calendar quarter following a Public Listing, the Capital Gains Incentive Fee shall equal (a) 17.5% of the Corporation’s realized capital gains, if any, on a cumulative basis from Inception through the end of the fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees.

(c)
The Income Incentive Fee for a particular quarter shall be subject to a cap (the “Incentive Fee Cap”). For the periods prior to a Public Listing, the Incentive Fee Cap shall be equal to the difference between (x) 12.5% of the Cumulative Net Return from the Trailing Twelve Quarters and (y) the aggregate Income Incentive Fees that were paid to the Adviser by the Corporation in respect of the first eleven calendar quarters (or the portion thereof) included in the relevant Trailing Twelve Quarters. Beginning with the first full calendar quarter following a Public Listing, the Incentive Fee Cap shall be equal to the difference between (x) 17.5% of the Cumulative Net Return during the relevant Trailing Twelve Quarters and (y) the aggregate Income Incentive Fees that were paid to the Adviser by the Corporation in respect of the first eleven calendar quarters (or the portion thereof) included in the relevant Trailing Twelve Quarters.

If, in any quarter, the Incentive Fee Cap is zero or a negative value, the Corporation shall pay no Income Incentive Fee to the Adviser in that quarter. If, in any quarter, the Incentive Fee Cap is a positive value but is less than the Income Incentive Fee calculated in accordance with the above, the Corporation shall pay the Adviser the Incentive Fee Cap for such quarter. If, in any quarter, the Incentive Fee Cap is equal to or greater than the Income Incentive Fee calculated in accordance with the above, the Corporation shall pay the Adviser the Income Incentive Fee for such quarter.

(d)
For purposes of Section 3:

“Adjusted Gross Assets” shall mean the accreted or amortized cost basis of the Corporation’s portfolio investments, excluding cash and cash equivalents, at the end of the two most recently completed fiscal quarters and, in the case of the first quarter-end following a Public Listing, at the end of such fiscal quarter-end. For the avoidance of doubt, Adjusted Gross Assets shall include assets purchased with borrowed amounts and shall reflect any allowance for loan losses or similar impairment that may be recognized under generally accepted accounting principles.

“Cumulative Net Return” refers to the sum of (a) Pre-Incentive Fee Net Investment Income in respect of the relevant Trailing Twelve Quarters and (b) cumulative aggregate realized capital gains, cumulative aggregate realized capital losses, cumulative aggregate unrealized capital depreciation and cumulative aggregate unrealized capital appreciation in respect of the relevant Trailing Twelve Quarters.

“Initial Closing” refers to the first date a shareholder’s subscription agreement was accepted by the Corporation, which occurred on June 2, 2022.

“Pre-Incentive Fee Net Investment Income” means interest income, dividend income, accrued interest on the subordinated certificates of Senior Direct Lending Program, the Corporation’s joint venture, and any other income including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Corporation receives from portfolio companies accrued during the relevant calendar quarters, minus the Corporation’s operating expenses during the relevant calendar quarters including the Base Management Fee, expenses payable under the Administration Agreement, and any interest expense and any dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee. Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Corporation has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

4.
Covenants of the Adviser.

The Adviser covenants that it shall remain registered as an investment adviser under the Advisers Act so long as the Corporation maintains its election to be regulated as a BDC under the 1940 Act. The Adviser agrees that its activities shall at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5.
Limitations on the Employment of the Adviser.

The services of the Adviser to the Corporation are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment-based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Corporation, so long as its services to the Corporation hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Corporation’s portfolio companies, subject to applicable law). So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Corporation, subject to the Adviser’s right to enter into sub-advisory agreements. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. While information and recommendations supplied to the Corporation shall, in the Adviser’s judgment, be appropriate under the circumstances and in light of the investment objectives and policies of the Corporation, they may be different from the information and recommendations supplied by the Adviser or its affiliates to other investment companies, funds and advisory accounts. The Corporation shall be entitled to equitable treatment under the circumstances in receiving information, recommendations and any other services, but the Corporation recognizes that it is not entitled to receive preferential treatment as compared with the treatment given by the Adviser to any other investment company, fund or advisory account. It is understood that directors, officers, employees and shareholders of the Corporation are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, shareholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, shareholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Corporation as shareholders or otherwise.

6.
Responsibility of Dual Directors, Officers and/or Employees.

If any person who is a manager, partner, officer or employee of the Adviser or the Administrator is or becomes a director, officer and/or employee of the Corporation and acts as such in any business of the Corporation, then such manager, partner, officer and/or employee of the Adviser or the Administrator shall be deemed to be acting in such capacity solely for the Corporation, and not as a manager, partner, officer or employee of the Adviser or the Administrator or under the control or direction of the Adviser or the Administrator, even if paid by the Adviser or the Administrator.

7.
Portfolio Transactions and Brokerage.

To the extent brokers or dealers are utilized in portfolio transactions for the Corporation, the Adviser shall endeavor to obtain on behalf of the Corporation the best overall terms available. In assessing the best overall terms available for any transaction, the Adviser shall consider all factors it deems relevant, including price (including the applicable broker commission or dealer spread), size of order, the breadth of the market in the security, the price of the security, the difficulty of the execution, the operational facilities of the broker or dealer and its risk and skill in positioning blocks of securities, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available and in selecting the broker or dealer to execute a particular transaction, the Adviser may also consider the “brokerage and research services” (as defined in the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the SEC thereunder) provided to the Corporation and/or other accounts over which the Adviser or an affiliate of the Adviser exercises investment discretion. The Adviser is authorized to pay a broker or dealer which provides such brokerage and research services a commission for executing a portfolio transaction for the Corporation which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of that particular transaction or in terms of the overall responsibilities of the Adviser to the Corporation’s portfolio, and constitutes the best net results for the Corporation.

8.
Limitation of Liability of the Adviser; Indemnification.

The Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its members and the Administrator) shall not be liable to the Corporation for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Corporation (except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation or payments for services), and the Corporation shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its members and the Administrator, each of whom shall be deemed a third-party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Corporation or the shareholders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Corporation. Notwithstanding the preceding sentence of this Section 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the

Corporation or the shareholders to which the Indemnified Parties would otherwise be subject by reason of criminal conduct, willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder).

9.
Effectiveness, Duration and Termination of the Agreement.

(a)
This Agreement shall become effective as of the date first written above. The provisions of Section 8 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as set forth in this Section 9, the Adviser shall be entitled to any amounts owed under Section 3 through the date of termination or expiration and Section 8 shall continue in force and effect and apply to the Adviser and its representatives as and to the extent applicable.

(b)
The Agreement shall continue in effect for two years from the date hereof and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (A) the affirmative vote of a majority of the Board, or by the affirmative vote of a majority of the outstanding voting securities of the Corporation, and (B) the affirmative vote of a majority of the directors who are not “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) of the Corporation, the Adviser, or their respective affiliates (the “Independent Directors”), in accordance with the requirements of the 1940 Act.

(c)
This Agreement may be terminated at any time, without the payment of any penalty, upon not more than 60 days’ written notice, by: (i) the affirmative vote of a majority of the outstanding voting securities of the Corporation, (ii) the affirmative vote of a majority of the Board, including a majority of the Independent Directors, or (iii) the Adviser.

(d)
This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act).

10.
Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such party may designate in writing and shall be deemed to have been given when personally delivered, mailed by certified mail, return receipt requested, sent by reliable overnight courier, or transmitted by electronic facsimile or electronic mail to the principal office of the Adviser or the Corporation, as the case may be.

11.
Waiver.

Nothing contained in this Agreement shall constitute a waiver by the Corporation of any of its legal rights under the applicable U.S. federal securities laws or any other laws whose applicability is not permitted to be contractually waived.

12.
Severability.

In the event that any provision or portion of this Agreement is determined to be invalid, illegal or unenforceable for any reason, in whole or in part, the remaining provisions or portion of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by applicable law.

13.
Amendment.

This Agreement may be amended by mutual consent, but the consent of the Corporation must be obtained in conformity with the requirements of the 1940 Act.

14.
Entire Agreement; Governing Law.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of New York and in accordance with the applicable provisions of the 1940 Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the 1940 Act, the latter shall control.

15.
Miscellaneous.

The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

16.
Counterparts.

This Agreement may be executed in counterparts and delivered in .pdf or other electronic form by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date written above.

VARAGON CAPITAL CORPORATION

By:	/s/ Walter J. Owens
Name: Walter J. Owens
Title: Chief Executive Officer

VCC ADVISORS, LLC

By:	/s/ Walter J. Owens
Name: Walter J. Owens
Title: Chief Executive Officer

[Signature page to VCC – A&R Investment Advisory Agreement]